UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016 (November 28, 2016)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS.

MBIA Inc. (the “Company”) was advised by its Chief Executive Officer, Jay Brown, that Mr. Brown sold 248,433 shares of the Company’s stock in open market transactions on Monday, November 28, 2016. The stock was sold pursuant to a trading plan adopted by Mr. Brown on March 9, 2016 in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. Brown advised the Company that the shares were sold for tax planning purposes for 2016 to offset capital gains realized by Mr. Brown in connection with the sale in 2016 of non-Company securities as well as to reimburse Mr. Brown for taxes paid by Mr. Brown in cash, in lieu of by means of net settlement, in connection with the vesting of 750,000 shares of restricted stock on December 31, 2015. The transaction will be reported through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The Company undertakes no obligation to make any future disclosures in a Form 8-K in connection with any sales or purchases of Company stock by Mr. Brown or by any other executive officer. In addition, except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: November 29, 2016